SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 21, 2003


Commission File Number:   0-49677



                            WEST BANCORPORATION, INC.
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             (Exact name of Registrant as specified in its charter)



         Iowa                                           42-1230603
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(State of Incorporation)                   (I.R.S. Employer Indentification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
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                    (Address of principal executive offices)


                  Registrant's telephone number: 515-222-2300

Item 7. Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release of West Bancorporation, Inc. dated July 21, 2003.

Item 9. Regulation FD Disclosure

On July 21, 2003, West Bancorporation, Inc. issued a press release announcing its wholly-owned subsidiary, West Des Moines State Bank (West Bank), has closed on the purchase of Hawkeye State Bank as of July 18, 2003. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. Further information concerning the aquisition is set forth in an 8-K which was filed on May 6, 2003.

The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include:
pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.
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(Registrant)

July 21, 2003                               By: /s/ Douglas R. Gulling
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Dated                                       Douglas R. Gulling
                                            Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibit is filed herewith:

         Exhibit No.                                             Description
         ------------------------------------------          -------------------
99.1     Press Release of West Bancorporation, Inc.          Dated July 21, 2003